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                                                                    Exhibit 99


                                                       News Release

[SORRENTO LOGO]

Investor Contacts:
Joe Armstrong (858) 450-4934                       Jeff Misakian (323) 966-5684
jarmstrong@sorrentonet.com                         jmisakian@hillandknowlton.com
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Sorrento Networks Corporation                      Hill and Knowlton, Inc.

Media Contact
Jennifer O'Mahony (415) 856-5157
jomahony@blancandotus.com
Blanc & Otus Public Relations


                     SORRENTO NETWORKS CORPORATION COMPLETES
                               FINANCING AGREEMENT


San Diego, CA - August 2, 2001 - Sorrento Networks Corporation (Nasdaq NM:
FIBR), a leading provider of metro and regional optical networking solutions, announced today that it has issued approximately $32 million of senior convertible debentures to a group of institutional investors.

The investment allows for the conversion of debentures into, and exercise of associated warrants for, the company's common stock at a premium to the Company's closing stock price on August 1, 2001. The investment-banking firm, SG Cowen Securities Corporation, assisted the Company in raising the financing from a syndicate of several institutional investors. A portion of the financing may be subject to regulatory and other approvals. Further details regarding the transaction will be disclosed in a Form 8-K scheduled to be filed with the SEC on August 3, 2001.

 "This investment provides the operating capital required by the company to address the growing demand for its products," said Dr. Xin Cheng, Sorrento Networks' Chairman and Chief Executive Officer. "This financing is an important step in implementing the company's plans to improve its cash position, meet our customers' needs, and achieve




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profitability. We are extremely positive about Sorrento's growth prospects in the metro and regional market."

Sorrento Networks supplies optical networking solutions to a broad range of customers including, incumbent telecommunications service providers (Deutsche Telekom, Belgacom), cable and multi-service operators (Cox Communications, AT&T Broadband, United Pan-Europe Communications), and `utility-comms' (Edison Carrier Services, El Paso Global Networks).



About Sorrento

Sorrento Networks, headquartered in San Diego, is a leading supplier of end-to-end, intelligent optical networking solutions for metro and regional applications worldwide. Sorrento Networks' products support a wide range of protocols and network traffic over linear, ring and mesh topologies.

Sorrento Networks' existing customer base and market focus includes communications carriers in the telecommunications, cable TV, fixed wireless and utilities markets. The Storage Area Network (SAN) market is addressed through alliances with SAN system integrators.

Recent news releases and additional information about Sorrento Networks can be found at www.sorrentonet.com.


Except for historical information contained herein, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. Words such as "plans," "expects," "intends," and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The occurrence of actual events may differ materially due to a variety of factors, including without limitation the following: (1) the Company's ability, or lack thereof, to make, market and sell optical networking products that meet with market approval and acceptance; (2) the greater financial, technical and other resources of the Company's many, larger competitors in the marketplace for optical networking products; (3) changed market conditions, new business opportunities or other factors that might affect the Company's decisions as to the best interests of its shareholders; (4) other risks detailed from time to time in the Company's reports filed with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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